Exhibit 23.1



                              ACCOUNTANTS' CONSENT



The Board of Directors
InaCom Corp.:


We consent to incorporation by reference in the Registration Statement on Form S-3 of InaCom Corp. of our report dated February 21, 1997 relating to the consolidated balance sheets of InaCom Corp. and subsidiaries as of December 28, 1996 and December 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 28, 1996, which report appears in the December 28, 1996 Annual Report on Form 10-K of Inacom Corp. and to the reference to our firm under the heading "Experts" in the Prospectus.

We also consent to the use of our reports included in the Common Stock and ___% Convertible Subordinated Debentures due _______ Prospectus Supplements to the aforementioned Registration Statement and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus Supplements.

                                                  KPMG Peat Marwick LLP


                                                  /s/ KPMG Peat Marwick LLP


Omaha, Nebraska
September 29, 1997


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